                                                               Exhibit (a)(1)(F)
SUPPLEMENT TO THE OFFER TO PURCHASE FOR CASH AND CONSENT SOLICITATION STATEMENT
                               DATED MAY 4, 2001

       [LOGO]
                          CITADEL BROADCASTING COMPANY

                           OFFER TO PURCHASE FOR CASH
    ALL OUTSTANDING SHARES OF 13 1/4% SERIES B EXCHANGEABLE PREFERRED STOCK
                                      AND

                         CONSENT SOLICITATION STATEMENT
                      TO ADOPT PROPOSED AMENDMENTS TO THE
                  PREFERRED STOCK CERTIFICATE OF DESIGNATIONS

OUR OFFER AND CONSENT SOLICITATION AND YOUR RIGHT TO WITHDRAW YOUR SHARES WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON TUESDAY, JUNE 26, 2001, UNLESS OUR OFFER AND CONSENT SOLICITATION ARE EXTENDED. WE MAY EXTEND OUR OFFER AND CONSENT SOLICITATION PERIOD AT ANY TIME.

    Citadel Broadcasting Company hereby amends and supplements its offer to purchase shares of its 13 1/4% series B exchangeable preferred stock upon the terms and subject to the conditions set forth in the Offer to Purchase for Cash and Consent Solicitation Statement, dated May 4, 2001, which we refer to as the "offer to purchase," and the related consent and letter of transmittal. The terms and conditions of our offer to purchase are hereby amended and supplemented as set forth in this supplement.

    We are increasing the offer consideration that we are offering to each holder of our preferred stock who validly tenders shares pursuant to the offer by calculating the offer consideration using a fixed spread of 100 basis points. Accordingly, the offer consideration per share of preferred stock, calculated in accordance with Schedule I of the offer to purchase, shall be equal to:

    - the present value, as of the payment date, of the dividends accruing from and including the payment date up to but not including January 1, 2002, the first date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield, which is explained in greater detail below; PLUS

    - the present value, as of the payment date, of the dividends accruing from and including January 1, 2002 up to but not including July 1, 2002, the second date on which it is assumed that dividends will be paid in cash, determined on the basis of the fixed spread yield; PLUS

    - the present value, as of the payment date, of the redemption payment on the earliest redemption date, which is 107.729% of the then effective liquidation preference per share of preferred stock on July 1, 2002, which amount does not include accrued dividends payable on July 1, 2002, determined on the basis of the fixed spread yield; DIVIDED BY

    - the aggregate number of shares of preferred stock then outstanding; MINUS

    - the consent payment of $2.00 per share of preferred stock.

                                                          (COVER PAGE CONTINUES)

                      THE DEALER MANAGER FOR THE OFFER AND
            THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                                   JP MORGAN

May 18, 2001

    For purposes of calculating the offer consideration, the "fixed spread yield" shall equal the sum of:

    - the yield on the 6 3/8% U.S. Treasury note due June 30, 2002, as calculated by the dealer manager in accordance with standard market practice, based on the offer price for such reference security as of 2:00 p.m., New York City time, on June 11, 2001, or the "price determination date," which will be the eleventh business day immediately preceding the scheduled expiration date, as displayed on the applicable page of the Bloomberg Government Pricing Monitor (or, if any relevant price is not available on a timely basis on the Bloomberg Page or is manifestly erroneous, such other recognized quotation source as the dealer manager shall select in its sole discretion); and

    - a fixed spread of 100 basis points.

    Prior to the price determination date, holders of our preferred stock may obtain hypothetical quotes of the yield on the 6 3/8% U.S. Treasury note due June 30, 2002, calculated as of a then recent time, and the resulting hypothetical offer consideration by contacting the dealer manager at its toll-free telephone number set forth on the back cover of this supplement. After the price determination date, holders of preferred stock may ascertain the actual yield on the 6 3/8% U.S. Treasury note due June 30, 2002 as of the price determination date and the resulting actual offer consideration for each share of preferred stock by contacting the dealer manager at its toll-free telephone number set forth on the back cover of this supplement.

    Because the offer consideration prior to the price determination date is based on a fixed spread pricing formula that is linked to the yield on the 6 3/8% U.S Treasury note due June 30, 2002, the actual amount of cash that will be received by a tendering holder pursuant to this offer will be affected by changes in the yield during the term of the offer prior to the price determination date. After the price determination date when the offer consideration is no longer linked to the 6 3/8% U.S. Treasury note due June 30, 2002, the actual amount of cash that will be received by a tendering holder pursuant to this offer will be known, and holders will be able to ascertain the offer consideration in the manner described above.

    If shares are accepted for payment pursuant to the offer, holders of record who validly tender their shares pursuant to the offer prior to the consent date will receive consideration equal to the offer consideration plus the consent payment, whereas holders of record who validly tender their shares after the consent date will receive only the offer consideration and will not receive the consent payment.

    Holders may not deliver consents without tendering shares in the offer and may not revoke consents without withdrawing the previously tendered shares to which such consents relate. Tenders of shares may be validly withdrawn at any time prior to the expiration date. A valid withdrawal of tendered shares prior to the expiration date shall NOT be deemed a revocation of the related consent. IF, PRIOR TO THE EXPIRATION DATE, A HOLDER WITHDRAWING SHARES ALSO DETERMINES TO REVOKE THE CONSENT RELATED THERETO, THE HOLDER MUST EXPRESSLY REQUEST THE REVOCATION OF SUCH CONSENT IN THE COMMUNICATION WITHDRAWING SUCH SHARES. CONSENTS MAY NOT BE REVOKED AND TENDERS OF SHARES MAY NOT BE VALIDLY WITHDRAWN AFTER THE EXPIRATION DATE.

    This supplement should be read in conjunction with the offer to purchase. Except as set forth in this supplement, the terms and conditions set forth in the offer to purchase and in the consent and letter of transmittal distributed therewith remain in full force and effect.

                              IMPORTANT PROCEDURES

    If you want to tender all or part of your shares, you must do one of the following before our offer expires:

    - if your shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your shares for you, or

    - if you hold certificates in your own name, complete, sign and date a consent and letter of transmittal according to its instructions, and deliver it, together with any required signature guarantees, the certificates for your shares and any other documents required by the consent and letter of transmittal, to The Bank of New York, the depositary for our offer, or

    - if you are an institution participating in The Depository Trust Company, which we call the "book-entry transfer facility" in the offer to purchase, tender your shares according to the procedure for book-entry transfer described in Section 4 of the offer to purchase.

    If you want to tender your shares but

    - your certificates for the shares are not immediately available or cannot be delivered to the depositary, or

    - you cannot comply with the procedure for book-entry transfer, or

    - your other required documents cannot be delivered to the depositary by the expiration of our offer,

you can still tender your shares if you comply with the guaranteed delivery procedure described in Section 4 of the offer to purchase.

    TO TENDER YOUR SHARES YOU MUST FOLLOW THE PROCEDURES DESCRIBED IN THE OFFER TO PURCHASE, THIS SUPPLEMENT, THE CONSENT AND LETTER OF TRANSMITTAL AND THE OTHER DOCUMENTS RELATED TO OUR OFFER AND CONSENT SOLICITATION.

    If you have questions or need assistance, you should contact Innisfree M&A Incorporated, the information agent for our offer, or J.P. Morgan
Securities Inc., the dealer manager for our offer, at their respective addresses and telephone numbers on the back cover of this supplement. You may request additional copies of the offer to purchase, this supplement, the consent and letter of transmittal or the notice of guaranteed delivery from the information agent.

    THIS SUPPLEMENT AND THE OFFER TO PURCHASE (INCLUDING THE ANNEXES THERETO) AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE CONSENT SOLICITATION.

    Holders who have not tendered their shares or delivered their consents pursuant to the offer may continue to use the consent and letter of transmittal and the notice of guaranteed delivery distributed with the offer to purchase.

    Holders who have previously tendered their shares and delivered their consents pursuant to the offer and the consent solicitation need not take any further action to tender their shares or deliver their consents and will be bound by the terms of the offer to purchase, as amended and supplemented by this supplement. Such holders will be entitled to receive the offer consideration, as set forth in this supplement, for shares previously tendered and not withdrawn.

                              AMENDED SCHEDULE II
                         HYPOTHETICAL PRICING EXAMPLES

    This Schedule provides a hypothetical illustration of the Offer Consideration and the Total Consideration payment pursuant to the offer for the shares of preferred stock based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Offer Consideration and the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

Number of shares outstanding as of May 3, 2001                  =  1,000,791.79
O/S                                                             =  $100,079,179
Reference Security                                              =  6 3/8% U.S. Treasury Note due June 30, 2002
Fixed Spread                                                    =  100 basis points

EXAMPLE:
Assumed Price Determination Date and Time                       =  12:00 noon, New York City time, May 16, 2001
Assumed Payment Date                                            =  June 26, 2001
Assumed Reference Security Yield (as at Assumed Price
  Determination Date and Time)                                  =  3.93%
YLD                                                             =  .0493
CPN                                                             =  .1325
Date of first assumed payment of dividends in cash              =  January 1, 2002
Date of second assumed payment of dividends in cash             =  July 1, 2002
S1                                                              =  185
S2                                                              =  365
RV                                                              =  107.729%
CP                                                              =  $2.00

Total Consideration                                             =  $122.945
                                                                   --------

     ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*1.07729
[        ((1+(.0493/2))exp(185/180))        +        ((1+(.0493/2))exp(365/180))        +         ((1+(.0493/2))exp(365/180))


[      ]    DIVIDED BY ($100,079,179/$100)


Offer Consideration                                             =  $120.945
                                                                   --------

     ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*.1325/2        ($100,079,179)*(1+(.1325/2))*1.07729
[        ((1+(.0493/2))exp(185/180))        +        ((1+(.0493/2))exp(365/180))        +         ((1+(.0493/2))exp(365/180))

            DIVIDED BY
[      ]   ($100,079,179/$100) - $2.00

                                     SII-1

         THE DEPOSITARY FOR THE OFFER AND THE CONSENT SOLICITATION IS:

                              THE BANK OF NEW YORK

  BY REGISTERED OR CERTIFIED      BY FACSIMILE TRANSMISSION:    BY HAND OR OVERNIGHT DELIVERY:
            MAIL:
     The Bank of New York               (212) 815-6339               The Bank of New York
    101 Barclay Street, 7E                                            101 Barclay Street
      New York, NY 10286           CONFIRM BY TELEPHONE OR         Corporate Trust Services
                                    FOR INFORMATION CALL:                   Window
  Attention: William Buckley           William Buckley                New York, NY 10286
  Reorganization Department             (212) 815-5788            Attention: William Buckley
                                                                  Reorganization Department

    Any questions or requests for assistance or additional copies of this supplement, the offer to purchase, the consent and letter of transmittal or the notice of guaranteed delivery may be directed to the Information Agent at the telephone numbers and address listed below. A stockholder may also contact the Dealer Manager at its telephone numbers set forth below or such stockholder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the offer and consent solicitation.

                            ------------------------

      THE INFORMATION AGENT FOR THE OFFER AND THE CONSENT SOLICITATION IS:

                                   INNISFREE

                         501 Madison Avenue, 20th Floor

                            New York, New York 10022

                Bankers and Brokers Call Collect: (212) 750-5833

                   All Others Call Toll Free: (888) 750-5834

                            ------------------------

                      THE DEALER MANAGER FOR THE OFFER AND
            THE SOLICITATION AGENT FOR THE CONSENT SOLICITATION IS:

                                   JP MORGAN

                                270 Park Avenue

                            New York, New York 10017

                             Attention: Robert Berk

                         Call: (212) 270-1100 (collect)

                                       or

                           (800) 245-8812 (toll-free)